Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of United Homes Group, Inc. for the registration of additional Class A Common Shares under the 2023 Equity Incentive Plan, of our report dated March 15, 2024, with respect to the consolidated financial statements of United Homes Group, Inc., included in its Annual Report on Form 10-K for the years ended December 31, 2023 and 2022.

/s/ Forvis Mazars, LLP

Tysons, Virginia

January 17, 2025